                                                                     EXHIBIT 4.3


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                        CABLEVISION SYSTEMS CORPORATION


                          11 3/4% Series G Redeemable
                          Exchangeable Preferred Stock



                -----------------------------------------------


                         Registration Rights Agreement


                -----------------------------------------------



Dated:  September 26, 1995

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

                         REGISTRATION RIGHTS AGREEMENT


          REGISTRATION RIGHTS AGREEMENT dated September 26, 1995 between CABLEVISION SYSTEMS CORPORATION, a Delaware corporation (the "Company"), and BEAR, STEARNS & CO. INC., MERRILL LYNCH & CO., MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED and MORGAN STANLEY & CO. INCORPORATED as the initial purchasers (the "Initial Purchasers") of the Securities referred to below pursuant to the Purchase Agreement dated September 19, 1995 between the Initial Purchasers and the Company, in connection with the issuance of up to 4,500,000 shares of the Company's 11 3/4% Series G Redeemable Exchangeable Preferred Stock (the "Securities").

          In consideration of the foregoing, the parties hereto agree as follows:

          1.   Certain Definitions.
               -------------------

          As used in this Agreement, the following defined terms shall have the following meanings:

          "best efforts" with respect to the Company shall mean the Company's best efforts except that such term shall mean reasonable best efforts in the event and to the extent that the Company could satisfy the standard for the issuance of a Suspension Notice pursuant to the third paragraph of
     Section 5 hereof.

          "Business Day" shall mean any day except (i) a Saturday, Sunday or other day in The City of New York on which banks are required or authorized to close or (ii) any other day on which the SEC is closed.

          "Closing Time" shall mean the Closing Time as defined in the Purchase Agreement.

          "Company" shall have the meaning set forth in the preamble and shall also include the Company's successors.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

          "Exchange Debentures" shall mean the 11 3/4% Senior Subordinated Debentures due 2007 of the Company into which the Securities are exchangeable at the option of the Company on or after January 1, 1996.

          "Exchange Indenture" shall mean the indenture relating to the Exchange Debentures dated as of September 26, 1995 between the Company and The Bank of New York, trustee.

          "Exchange Offer" shall mean the exchange offer by the Company of Exchange Securities for Registrable Securities pursuant to Section 2(a) hereof.

          "Exchange Offer Registration" shall mean a registration under the Securities Act effected pursuant to Section 2(a) hereof.

          "Exchange Offer Registration Statement" shall mean an exchange offer registration statement of the Company pursuant to the provisions of Section 2(a) hereof on Form S-4 (or, if applicable,on another appropriate form), and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "Exchange Securities" shall mean the 11 3/4% Series H Redeemable Exchangeable Preferred Stock of the Company issued as Registered Securities containing terms identical to the Securities (except that dividends thereon will accrue from September 26, 1995 or from the most recent dividend payment date to which were dividends were paid on the Securities surrendered in exchange therefor and except that such Exchange Securities shall bear no legend and shall be free from restrictions on transfer), to be offered to Holders of Securities pursuant to the Exchange Offer.

          "Holder" shall mean, individually, each of the Initial Purchasers, for so long as they own any Registrable Securities, and any of the Initial Purchasers' successors, assigns and direct and indirect transferees who become registered owners of Registrable Securities.

          "Initial Purchasers" shall have the meaning set forth in the preamble.

          "Majority Holders" shall mean the Holders of a majority of the aggregate principal amount of outstanding Registrable Securities.

          "Person" shall mean an individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

          "Prospectus" shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

          Purchase Agreement" shall mean the Purchase Agreement dated September 19, 1995 between the Company and the Initial Purchasers, providing for the initial purchase and sale of the Securities.

          "Registrable Securities" shall mean the Securities; provided, however, that any such Securities shall cease to be Registrable Securities upon the earlier to occur of (i) the Exchange Offer has been consummated, (ii) a Registration Statement with respect to such Securities shall have been declared effective under the Securities Act and such Securities shall have been disposed of pursuant to such Registration Statement, provided Securities not disposed of pursuant to an effective Shelf Registration Statement shall cease to be Registrable Securities three years from the date such Shelf Registration Statement is declared effective by the SEC, or such longer period as the Company's obligation to keep such Shelf Registration Statement effective is extended in accordance with Section 5 hereof, (iii) such Registrable Securities have been sold to the public pursuant to Rule 144(k) (or any similar provision then in force, but not Rule 144A) under the Securities Act, or (iv) such Registrable Securities shall have ceased to be outstanding.

          "Registration Expenses" shall mean any and all expenses incident to performance of or compliance by the Company with this Agreement, including without limitation: (i) all SEC or National Association of Securities Dealers, Inc. registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws, (iii) all expenses of any Persons acting on behalf of the Company in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto and other documents reasonably relating to the performance of and compliance with this Agreement by the Company, (iv) all rating agency fees, (v) the fees and disbursements of counsel for the Company and, in connection with a Shelf Registration Statement, the fees and disbursements of one counsel for the Holders (which counsel shall be selected by the Majority Holders and shall be reasonably acceptable to the Company), and (vi) any fees and expenses of the independent public accountants of the Company, including the expenses of any special audits or "cold comfort" letters (in connection with a Shelf Registration) required by or necessary to such performance and compliance, but excluding underwriting discounts and commissions, fees and expenses and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder.

          "Registration Statement" shall mean any Exchange Offer Registration Statement or Shelf Registration Statement.

          "SEC" shall mean the Securities and Exchange Commission.

          "Securities" shall have the meaning set forth in the preamble.

          "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

          "Shelf Registration" shall mean a registration effected pursuant to
     Section 2(b)  hereof.

          "Shelf Registration Statement" shall mean a "shelf" registration statement of the Company pursuant to the provisions of Section 2(b) hereof which covers all of the Registrable Securities on an appropriate form under Rule 4l5 under the Securities Act, or any similar rule that may be adopted by the SEC and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "Transfer Agent" shall mean Mellon Securities Trust Company.

          "Trustee" shall mean the trustee with respect to the Exchange Debentures under the Exchange Indenture.

          "Underwritten Registration or Underwritten Offering" shall mean a registration in which Registrable Securities are sold to one or more Underwriters (as hereinafter defined) for reoffering to the public.

          2.     Registration Under the Securities Act.
                 -------------------------------------

          (a) Exchange Offer Registration. The Company shall, for the benefit of the Holders of the Securities, file an Exchange Offer Registration Statement with respect to Exchange Securities within 30 days after the Closing Time and use its best efforts to cause such Exchange Offer Registration Statement to be declared effective under the Securities Act within 120 days after the Closing Time. Upon such Exchange Offer Registration Statement becoming effective under the Securities Act, the Company shall offer the Exchange Securities in return for surrender of the Securities. The Exchange Offer shall remain open for not less than 30 days (or longer if required by applicable law) after the date notice of the Exchange Offer is mailed to Holders of the Securities. For the Securities surrendered to the Company under the Exchange Offer, the Holder will receive Exchange Securities having an aggregate liquidation preference equal to that of the surrendered Securities. Dividends on the Exchange Securities shall accumulate from September 26, 1995 or from the most recent dividend payment date to which dividends were paid on the Securities surrendered in exchange therefor (or on the Exchange Securities, as the case may be). The Company shall commence the Exchange Offer by mailing the related Exchange Offer Prospectus and accompanying documents to each Holder stating, in addition to such other disclosures as are required by applicable law:

          (i) that the Exchange Offer is being made pursuant to this Registration Rights Agreement and that all Registrable Securities validly tendered will be accepted for exchange;

          (ii) the date of acceptance for exchange (which shall be a Business Day no earlier than 30 days nor later than 40 days (unless otherwise required by applicable law) from the date such notice is mailed) (the "Exchange Date");

          (iii) that any Registrable Security not tendered will remain outstanding and shall accumulate dividends at the initial rate borne by the Securities and, other than Registrable Securities referred to in Section 2(b)(iii) below, will not retain any rights under this Registration Rights Agreement;

          (iv) that Holders electing to have a Registrable Security exchanged pursuant to the Exchange Offer will be required to surrender such Registrable Security, together with letters of transmittal, to the institution and at the address (located in the Borough of Manhattan, City of New York) specified in the notice prior to the close of business on the Business Day immediately preceding the Exchange Date; and

          (v) that Holders will be entitled to withdraw the election, not later than the close of business on the Business Day immediately preceding the Exchange Date, by sending to the institution and at the address (located in the Borough of Manhattan, City of New York) specified in the notice, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the number of shares of Registrable Securities delivered for exchange, and a statement that such Holder is withdrawing its election to have such Registrable Securities exchanged.

          On the Exchange Date, the Company shall:

          (i) accept for exchange Registrable Securities tendered and not validly withdrawn pursuant to the Exchange Offer; and

          (ii) deliver, or cause to be delivered, to the Transfer Agent for cancellation all Registrable Securities so accepted for exchange by the Company, and issue and mail to each Holder or such Holder's nominee, for the Registrable Securities so surrendered, new Exchange Securities having an aggregate liquidation preference equal to that of the Registrable Securities surrendered by such Holder.

The Company shall use its best efforts to complete the Exchange Offer as provided above, and the applicable requirements of the Securities Act, the Exchange Act and other applicable laws in connection with the Exchange Offer. Consummation of the Exchange Offer shall not be subject to any conditions, other than that the Exchange Offer does not, and consummation of the Exchange Offer will not, violate applicable law or any applicable interpretation of the staff of the SEC. The Company shall inform the Initial Purchasers of the names and addresses of the Holders to whom the Exchange Offer is made, and the Initial Purchasers shall have the right to contact such Holders and otherwise facilitate the tender of Registrable Securities in the Exchange Offer.

          (b) Shelf Registration. In the event that (i) the Company determines that the Exchange Offer Registration provided in Section 2(a) above is not available or may not be consummated because it would violate applicable law or the applicable interpretations of the Staff of the SEC, (ii) the Exchange Offer is not for any other reason consummated within 180 days after the Closing Time, or (iii) following the consummation of the Exchange Offer a Registration Statement must be filed and a Prospectus must be delivered by the Initial Purchasers in connection with any offering or sale of Registrable Securities because such Registrable Securities represent an unsold allotment of the Registrable Securities purchased by the Initial Purchasers from the Company, unless the Company has previously done so, the Company will (a) file as soon as practicable after such determination or date, as the case may be, a Shelf Registration Statement providing for the sale by the Holders of all of the Registrable Securities, (b) use its best efforts to have such Shelf Registration Statement declared effective by the SEC and (c) keep the Shelf Registration Statement continuously effective until the third anniversary of the Closing Time or such shorter period which will terminate when all of the Registrable Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement. In the event the Company is required to file a Shelf Registration Statement solely as a result of the matters referred to in clause (iii) of the preceding sentence, the Company shall file and have declared effective by the SEC both an Exchange Offer Registration Statement pursuant to Section 2(a) with respect to all Registrable Securities and a Shelf Registration Statement (which may be a combined Registration Statement with the Exchange Offer Registration Statement) with respect to offers and sales of Registrable Securities held by the Initial Purchasers after completion of the Exchange Offer. The Company further agrees, if necessary, to supplement or amend the Shelf Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the 1933 Act or by any other rules and regulations thereunder for shelf registration, and the Company agrees to furnish to the Holders of Registrable Securities copies of any such supplement or amendment promptly after its being used or filed with the SEC.

          (c) Expenses. The Company shall pay all Registration Expenses in connection with any registration pursuant to Section 2(a) or 2(b) hereof.

          (d) Effective Registration Statement. An Exchange Offer Registration Statement pursuant to Section 2(a) hereof or a Shelf Registration Statement pursuant to Section 2(b) hereof will not be deemed to have become effective unless it has been declared effective by the SEC; provided, however, that if, after it has been declared effective, the offering of Registrable Securities pursuant to a Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Registration Statement will be deemed not to have been effective during the period of such interference, until the offering of Registrable Securities pursuant to such Registration Statement may legally resume.

          3.   Participation of Broker-Dealers in Exchange Offer.
               -------------------------------------------------

          (a) The Staff of the SEC has taken the position that any broker-dealer that receives Exchange Securities for its own account in the Exchange Offer in exchange for Securities that were acquired by such broker-dealer as a result of market-making or other trading activities (a "Participating Broker-Dealer") may be deemed to be an "underwriter" within the meaning of the Securities Act and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Securities.

          The Company understands that it is the Staff's position that if the Prospectus contained in the Exchange Offer Registration Statement includes a plan of distribution containing a statement to the above effect and the means by which Participating Broker-Dealers may resell the Exchange Securities, without naming the Participating Broker-Dealers or specifying the amount of Exchange Securities owned by them, such Prospectus may be delivered by Participating Broker-Dealers and other persons, if any, subject to similar prospectus delivery requirements to satisfy their prospectus delivery obligation under the Securities Act in connection with resales of Exchange Securities for their own accounts, so long as the Prospectus otherwise meets the requirements of the Securities Act.

          (b) In light of the above, notwithstanding the other provisions of this Agreement, the Company agrees that the provisions of this Agreement as they relate to a Shelf Registration shall also apply to an Exchange Offer Registration to the extent, and with such reasonable modifications thereto as may be, reasonably requested by the Initial Purchasers or by one or more Participating Broker-Dealers in each case as provided in clause (ii) below, in order to expedite or facilitate the disposition of any Exchange Securities by Participating Broker-Dealers consistent with the positions of the Staff recited in Section 3(a) above; provided that:

          (i) the Company shall not be required to amend or supplement the Prospectus contained in the Exchange Offer Registration Statement, as would otherwise be contemplated by Section 5(i), for a period exceeding 90 days after the last Exchange Date (as such period may be extended pursuant to the penultimate paragraph of Section 5 of this Agreement) and Participating Broker-Dealers shall not be authorized by the Company to deliver and shall not deliver such Prospectus after such period in connection with the resales contemplated by this Section 3; and

          (ii) the application of the Shelf Registration procedures set forth in
     Section 5 of this Agreement to an Exchange Offer Registration, to the extent not required by the positions of the Staff of the SEC or the Securities Act and the rules and regulations thereunder, will be in conformity with the reasonable request to the Company by the Initial Purchasers or with the reasonable request in writing to the

     Company by one or more broker-dealers who certify to the Initial Purchasers and the Company in writing that they anticipate that they will be Participating Broker-Dealers; and provided further that, in connection with such application of the Shelf Registration procedures set forth in Section 5 to an Exchange Offer Registration, the Company shall be obligated (x) to deal only with one entity representing the Participating Broker-Dealers, which shall be one of the Initial Purchasers unless they collectively elect not to act as such representative, (y) to pay the fees and expenses of only one counsel representing the Participating Broker-Dealers, which shall be counsel to the Initial Purchasers unless such counsel elects not to so act and (z) to cause to be delivered only one, if any, "cold comfort" letter with respect to the Prospectus in the form existing on the last Exchange Date and with respect to each subsequent amendment or supplement, if any, effected during the period specified in clause (i) above; provided, that the provisions of clauses (y) and (z) of this Section 3(b)(ii) shall apply only if one or more Participating Broker-Dealers holding at least 100,000 shares of Registrable Securities shall request that the provisions of this Agreement as they relate to a Shelf Registration also apply to an Exchange Offer Registration Statement for the disposition of Exchange Securities by Participating Broker-Dealers.

          4.  Liquidated Damages.
              ------------------

          In the event that, for any reason, either (i) the Exchange Offer Registration Statement is not filed with the SEC on or prior to the 30th calendar day following the Closing Time or (ii) the Exchange Offer is not consummated or a Shelf Registration Statement is not declared effective on or prior to the 180th calendar day following the Closing Time, the dividend rate borne by the Securities shall be increased by one-quarter of one percent per annum for the first 30 days following such 30-day period in the case of (i) above, or the first 90 days following such 180-day period in the case of (ii) above. Such dividend rate will increase by an additional one-quarter of one percent per annum at the beginning of each subsequent 30-day period in the case of (i) above, or 90-day period in the case of (ii) above, up to a maximum aggregate increase of one percent per annum. Upon (x) the filing of the Exchange Offer Registration Statement or (y) the consummation of the Exchange Offer or the effectiveness of a Shelf Registration Statement, as the case may be, the dividend rate borne by the Securities will be reduced to the original interest rate.

          5.  Registration Procedures.
              -----------------------

          In connection with the obligations of the Company with respect to the Registration Statement pursuant to Sections 2(a) and 2(b) hereof, the Company shall:

          (a) prepare and file with the SEC a Registration Statement on the appropriate form under the Securities Act, which form (x) shall be selected by the Company and (y) shall, in the case of a Shelf Registration, be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution as the Company is so advised of by the selling Holders thereof and (z) shall comply as to form in all material respects with the requirements of the applicable form and include (including through incorporation by reference) all financial statements required by the SEC to be filed therewith, and the Company shall use its best efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 2 hereof;

          (b) prepare and file with the SEC such amendments and post-effective amendments to such Registration Statement as may be necessary to keep such Registration Statement in compliance with the Securities Act; and cause the Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act;

          (c) in the case of a Shelf Registration, furnish to each Holder of Registrable Securities and to each Underwriter of Registrable Securities, if any, without charge, as many copies of the Prospectus, including each preliminary prospectus, and any amendment or supplement thereto and such other documents as such Holder or Underwriter may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Securities;

          (d) in the case of a Shelf Registration, use its best efforts to register or qualify the Registrable Securities under all applicable state securities or "blue sky" laws of such jurisdictions as any Holder of Registrable Securities covered by such Shelf Registration Statement and or any Underwriter shall reasonably request in writing by the time the applicable Shelf Registration Statement is declared effective by the SEC, and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder or Underwriter to consummate the disposition in each such designated jurisdiction, provided, however, that the Company shall not be required to (i) qualify generally to do business as a foreign corporation or as a broker-dealer in any jurisdiction where it would not otherwise be required to qualify but for this Section 5(d), (ii) consent to general service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction;

          (e) in the case of a Shelf Registration, promptly notify each Holder and, if requested by such Holder, confirm such advice in writing (i) when such Shelf Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of such Shelf Registration Statement or the initiation of any proceedings for that purpose, (iii) if, between the effective date of such Shelf Registration Statement and the closing of any sale of Registrable Securities covered thereby, the Company receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, and (iv) of the happening of any event during the period such Shelf Registration Statement is effective which makes any statement made in such Shelf Registration Statement or the related Prospectus untrue in any material respect or which requires the making of any changes in such Shelf Registration Statement or Prospectus in order to make the statements therein not misleading;

          (f) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement promptly and shall provide notice to each Holder of the withdrawal of any such order as promptly as practicable;

          (g) in the case of a Shelf Registration, furnish to each Holder of Registrable Securities, without charge, at least one conformed copy of such Shelf Registration Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

          (h) in the case of a Shelf Registration, cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the selling Holders may reasonably request at least two business days prior to the closing of any sale of Registrable Securities;

          (i) in the case of a Shelf Registration, upon the occurrence of any event contemplated by Section 5(e)(iv) hereof, use its best efforts to prepare a supplement or post-effective amendment to such Shelf Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (j) in the case of a Shelf Registration Statement, enter into and deliver all such customary agreements, documents and take such other actions (including causing the delivery of opinions of counsel and "comfort" letters of independent certified public accountants) as are reasonably required to expedite or facilitate the disposition of Registrable Securities;

          (k) in the case of a Shelf Registration, upon reasonable notice make available for inspection by a representative of the Holders of the Registrable Securities, any Underwriter participating in any disposition pursuant to such Shelf Registration Statement, and any attorney or accountant designated by the Selling Holders, at reasonable times and in a reasonable manner, all financial and other records, pertinent documents and properties of the Company, and cause the respective officers, directors and employees of the Company to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with a Shelf Registration Statement; provided, however, that such representatives, attorneys or accountants shall be acceptable to the Company in its judgment reasonably exercised and shall agree to enter into a written confidentiality agreement mutually acceptable to the Company and the Underwriters regarding any records, information or documents that are designated by the Company as confidential unless such records, information or documents are available to the public or disclosure of such records, information or documents is required by court or administrative order after the exhaustion of appeals therefrom and to use such information obtained pursuant to this provision only in connection with the transaction for which such information was obtained, and not for any other purpose;

          (1) in the case of a Shelf Registration, provide copies of any Prospectus, any amendment to any applicable Shelf Registration Statement or amendment or supplement to any Prospectus or any document which is to be incorporated by reference into such Shelf Registration Statement or any Prospectus after initial filing of such Shelf Registration Statement, a reasonable time prior to the filing of any such Prospectus, amendment, supplement or document, to the Initial Purchasers on behalf of the Holders and Underwriters, if any, and except with respect to a Shelf Registration filed pursuant to Section 2(b)(iii) not file any such document in a form to which the Initial Purchasers on behalf of the Holders or Underwriters, if any, shall reasonably object; and make the representatives of the Company as shall be reasonably requested by the Holders or the Initial Purchasers on behalf of such Holders available for discussion of such document; provided that the requirements of this paragraph shall not apply to the Company's annual report on Form 10-K, its Quarterly Reports on Form 10-Q, its current reports on Form 8-K or any other documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (the "Exchange Act Documents"); and further provided that the Company shall promptly notify Holders of the filing of any Exchange Act Documents except for such Exchange Act Documents specifically related to the offering of other securities and not to the Registrable Securities; and

          (m) obtain a CUSIP number for all Exchange Securities or Registrable Securities, as the case may be, not later than the effective date of any Registration Statement Exchange; and

          (n) cause the Exchange Indenture to be qualified under the Trust Indenture Act of 1939, as amended (the "TIA"), in connection with the registration of the Exchange Debentures, cooperate with the Trustee and the Holders to effect such changes to the Exchange Indenture as may be required for the Exchange Indenture to be so qualified in accordance with the terms of the TIA and execute, and use its best efforts to cause the Trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable the Exchange Indenture to be so qualified in a timely manner.

          In the case of a Shelf Registration Statement, the Company may (as a condition to such Holder's participation in a Shelf Registration) require each Holder to furnish to the Company information regarding the Holder and the proposed distribution by such Holder of any Registrable Securities as the company may from time to time reasonably request in writing.

          In the case of a Shelf Registration Statement, each Holder agrees that, upon receipt of any (i) notice from the Company of the happening of any event of the kind described in Section 5(e)(ii) or (iv) hereof, (ii) notice from the Company that it is in possession of material information that has not been disclosed to the public and the Company reasonably deems it to be advisable not to disclose such information in a registration statement or (iii) notice from the Company that it is in the process of a registered offering of securities and the Company reasonably deems it to be advisable to temporarily discontinue disposition of Registrable Securities pursuant to the Shelf Registration Statement (in each case, such notice being hereinafter referred to as a "Suspension Notice"), such Holder will forthwith discontinue disposition of Registrable Securities pursuant to any Shelf Registration Statement and shall not be entitled to the benefits provided under Section 6 hereof with respect to any sales made by it in contravention of this paragraph, until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by
Section 5(i) or a notice in accordance with Section 5(f) hereof that any order suspending the effectiveness of the Shelf Registration Statement has been withdrawn, or, in the case of (ii) or (iii) above, until further notice from the Company that disposition of Registrable Securities may resume, provided that (except with respect to a Shelf Registration Filed pursuant to Section 2(b)(iii)) such further notice will be given within 90 days of the Suspension Notice in the case of (ii) above and within 120 days of the Suspension Notice in the case of (iii) above, and provided further that in the case of (ii) and (iii) above that any Suspension Notice must be based upon a good faith determination of the Board of Directors of the Company or the Executive Committee thereof that such Notice is necessary; and, if so directed by the Company, such Holder will deliver to the Company (at the expense of the Company) all copies in its possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. If the Company shall give any such notice to suspend the disposition of Registrable Securities pursuant to any Shelf Registration Statement, the Company shall extend the period during which such Shelf Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders shall have received copies of the supplemented or amended Prospectus necessary to resume such dispositions or received notice that any order suspending dispositions of the Securities has been withdrawn.

          Each Holder will furnish to the Company such information regarding such Holder and the distribution of such Registrable Securities as the Company may from time to time reasonably request in writing, but only to the extent that such information is required in order to comply with the Securities Act or any relevant state securities or Blue Sky law or obligation. Each Holder of Registrable Securities as to which any registration is being effected agrees to notify the Company as promptly as practicable of any inaccuracy or change in information previously furnished by such Holder to the Company or of the happening of any event, in either case as a result of which any Prospectus relating to such registration contains an untrue statement of a material fact regarding such Holder or the distribution of such Registrable Securities or omits to state any material fact regarding such Holder or the distribution of such Registrable Securities required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and to furnish to the Company promptly any additional information required to correct and update any previously furnished information or required such that such prospectus shall not contain, with respect to such holder or the distribution of such Registrable Securities, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          6.  Indemnification; Contribution.
              -----------------------------

          (a) The Company agrees to indemnify and hold harmless each Holder and each Person, if any, who controls any Holder within the meaning of Section 15 of the Securities Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Shelf Registration Statement (or any amendment thereto) pursuant to which Registrable Securities were registered under the Securities Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or any Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

          (iii) against any and all expense whatever.as incurred (including, subject to the provisions of subsection (c), fees and disbursements of counsel chosen by any Holder), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that this indemnity does not apply to any loss, claim, damage, liability or expense to the extent it arises out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Holder expressly for use in a Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto).

          The foregoing indemnity with respect to any untrue statement contained in or any omission from a preliminary prospectus shall not inure to the benefit of any Holder (or any person controlling such Holder) from whom the person asserting any such loss, liability, claim. damage or expense purchased any of the Securities that are the subject thereof if the Company shall sustain the burden of proving that such person was not sent or given a copy of the Prospectus (or the Prospectus as amended or supplemented) (in each case exclusive of the documents from which information is incorporated by reference) at or prior to the written confirmation of the sale of such Securities to such person and the untrue statement contained in or the omission from such preliminary prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented).

          (b) Each Holder severally agrees to indemnify and hold harmless the Company, its directors, officers and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use in the Registration Statement (or any amendment thereto) or such Prospectus (or any amendment or supplement thereto).

          (c) Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have otherwise than under this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action. In no event shall the indemnifying party or parties be liable for the fees and expenses of more than one counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction, arising out of the same general allegations or circumstances.

          (d) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in this Section 6 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company and the Holders shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the Company and one or more of the Holders; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. As between the Company and the Holders, such parties shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement in such proportion as shall be appropriate to reflect (i) the relative benefits received by the Company on the one hand and the Holders on the other hand, from the offering of the Exchange Securities or Registrable Securities included in such offering, and
(ii) the relative fault of the Company on the one hand and the Holders on the other, with respect to the statements or omissions which resulted in such loss, liability, claim, damage or expense, or action in respect thereof, as well as any other relevant equitable considerations. The Company and the Holders of the Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section 6 were to be determined by pro rata
                                                                 --- ----
allocation or by any other method of allocation which does not take into account the relevant equitable considerations. For purposes of this Section 6, each Person, if any, who controls a Holder within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as such Holder, and each director of the Company, each officer of the Company who signed the Registration Statement, and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Company.

          7.   Selection of Underwriters.  The Holders of Registrable Securities
               -------------------------
covered by the Shelf Registration Statement who desire to do so may sell such Registrable Securities in an Underwritten Offering. In any such Underwritten Offering, the investment banker or investment bankers and manager or managers (the "Underwriters") that will administer the offering will be selected by the Majority Holders of the Registrable Securities included in such offering; provided that such Underwriters must be reasonably acceptable to the Company and of a reputation comparable to that of the Initial Purchasers.

          8.   Issuance of Exchange Debentures.  In the event that Exchange
               -------------------------------
Debentures are issued prior to the issuance of the Exchange Securities, the provisions herein shall apply equally in respect of the registration of any Exchange Debentures provided that changes in the dividend rate as provided for
                    -------- ----
in Section 4 herein shall result in corresponding changes in the interest rate applicable to the Exchange Debentures.

          9.  Miscellaneous.
              -------------

          (a) No Inconsistent Agreements. The Company has not entered into nor will the Company on or after the date of this Agreement enter into any agreement which is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's other issued and outstanding securities under any such agreements.

          (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of at least a majority of the issued and outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or departure; provided, however, no amendment, modification or supplement, waiver or consent with respect to the provisions of Section 6 hereof shall be effective as against any Holder of Registrable Securities unless consented to in writing by such Holder.

          (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery
(i) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this
Section 6(c); (ii) if to the Company, initially at One Media Crossways, Woodbury, New York 11797, Attention: General Counsel, and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 9(c).

          All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next business day if timely delivered to any courier guaranteeing overnight delivery.

          Copies of all such notices, demands, or other communications shall be concurrently delivered by the Person giving the same to the Transfer Agent, at 450 West 33rd Street, 15th Floor, New York, NY 10001, Attention: Emmanuel Galfo.

          (d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreement. If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof.

          (e) Enforcement by Initial Purchasers. The Initial Purchasers shall have the right to directly enforce the agreements made hereunder between the Company, on the one hand, and the Holders, on the other hand, to the extent they deem such enforcement necessary or advisable to protect their rights or the rights of Holders hereunder, provided, however, that such right of direct enforcement shall terminate upon consummation of an Exchange Offer.

          (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (h) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, excluding its principles of conflicts of laws.

          (i) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                         CABLEVISION SYSTEMS CORPORATION


                         By: ____________________________
                            Name:
                            Title:


Confirmed and accepted as of
  the date first above written:


BEAR, STEARNS & CO. INC.
MERRILL LYNCH & CO.
    Merrill Lynch, Pierce, Fenner & Smith Incorporated
MORGAN STANLEY & CO. INCORPORATED
c/o Bear, Stearns & Co. Inc.

  By:  Bear, Stearns & Co. Inc.



  By ____________________________
     Name:
     Title: